UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                             FORM 8-K


                          CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2001




	SOUTH ALABAMA BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

        Alabama               0-15423         63-0909434
(State or other jurisdiction  Commission     (I.R.S. employer
 of incorporation             file number     Identification
 or organization)                             Number)


 100 St. Joseph Street, Mobile, Alabama         36602
(Address of principal executive offices)      (Zip Code)

	(334) 431-7800
(Registrant's telephone number, including area code)

N/A
Former Name, Former Address and Former Fiscal Year, if changed since last report

Item 5.  Other Events

    	On March 27, 2001, South Alabama Bancorporation, Inc. and The Peoples BancTrust Company, Inc. issued a joint press release announcing that they have terminated their Agreement and Plan of Merger by mutual consent.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    	Exhibit 2.1	Termination Agreement, dated March 27, 2001, between
The Peoples BancTrust Company, Inc. and South Alabama Bancorporation, Inc.

    	Exhibit 99.1	Joint Press Release dated March 27, 2001.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 SOUTH ALABAMA BANCORPORATION, INC.



DATE: March 28, 2001             By:/s/F. Michael Johnson
                                    F. Michael Johnson
                                    Chief Financial Officer